Exhibit 10.16

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 15th day of December, 2016 (the “Execution Date”), by and between BMR-PACIFIC RESEARCH CENTER LP, a Delaware limited partnership (“Landlord”), and SHOTSPOTTER, INC., a Delaware corporation, d/b/a SST, INC. (“Tenant”).

RECITALS

A.                                    WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of August 14, 2012 (as amended by that certain First Amendment to Lease dated as of September 3, 2014 (the “First Amendment”) (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord in the building known as Building No. 6 at 7979 Gateway Boulevard in Newark, California (the “Building”);

B.                                    WHEREAS, Landlord and Tenant desire to extend the Term and set the Base Rent for the Second Extension Term (as defined below);

C.                                    WHEREAS, Landlord and Tenant desire to delete the right to extend the Term that was granted to Tenant in the First Amendment; and

D.                                    WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.                                      Second Extension Term. The Term of the Lease is hereby extended for forty-eight (48) months and, therefore, the “Term Expiration Date” is hereby amended to mean October 31, 2021.  The period commencing on November 1, 2017 and ending on the new Term Expiration Date shall be referred to herein as the “Second Extension Term.”  The term “Term,” as used in the Lease, shall refer to the Term as extended by the Second Extension Term.

3.                                      Base Rent. Tenant shall pay to Landlord Base Rent during the Second Extension Term as set forth below in accordance with the provisions of the Lease.  Monthly and annual installments of Base Rent for the Premises during the Second Extension Term shall be as set forth in the chart below.

BioMed Realty form dated 3/27/15

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
November 1, 2017 – October 31, 2018	12,020	$2.25 monthly	$27,045	$324,540
November 1, 2018 – October 31, 2019	12,020	$2.32 monthly	$27,886.40	$334,636.80
November 1, 2019 – October 31, 2020	12,020	$2.39 monthly	$28,727.80	$344,733.60
November 1, 2020 – October 31, 2021	12,020	$2.46 monthly	$29,569.20	$354,830.40

4.                                      Additional Rent.  During the Second Extension Term, Tenant shall continue to pay (a) Tenant’s Share of Operating Expenses, (b) the Property Management Fee and (c) any other amounts set forth in the Lease.

5.                                      Tenant Improvements.

5.1.                            Landlord shall make available to Tenant an allowance not to exceed Seventy-Two Thousand One Hundred Twenty Dollars ($72,120) (the “Allowance”) in order to construct certain improvements within the Premises consistent with the Permitted Use (the “Tenant Improvements”).  Any Tenant Improvements shall be designed and constructed by Tenant (at Tenant’s sole cost and expense); provided, however, that any such Tenant Improvements shall be considered Alterations and shall be subject to, and shall be designed and installed in accordance with, all of the terms, conditions and provisions of the Lease (including, without limitation, the prior written approval provisions and all other terms, conditions and provisions of Article 17 of the Lease; provided that, the first two (2) sentences of Section 17.8 of the Lease shall not apply to the Tenant Improvements since Tenant is already obligated to pay a project review fee in accordance with Section 5.1(b) below).  The Allowance may be applied by Tenant to the costs of (a) construction, (b) project review by Landlord (which fee shall equal three percent (3%) of the cost of the Tenant Improvements, including the Allowance), (c) commissioning of mechanical, electrical and plumbing systems by a licensed, qualified commissioning agent hired by Tenant, and review of such party’s commissioning report by a licensed, qualified commissioning agent hired by Landlord, (d) space planning, architect, engineering and other related services performed by third parties unaffiliated with Tenant, (e) building permits and other taxes, fees, charges and levies by Governmental Authorities for permits or for inspections of the Tenant Improvements, (f) costs and expenses for labor, material, equipment and fixtures, and (g)

furniture, personal property or other non-building system equipment (but in no event may more than Twenty-Four Thousand Forty Dollars ($24,040) of the Allowance be applied to the costs described in this subsection (g)).  In no event shall the Allowance be used for (v) the cost of work that is not approved in writing by Landlord, (w) payments to Tenant or any affiliates of Tenant, (x) the purchase of any furniture, personal property or other non-building system equipment in excess of the limitation set forth in subsection (g) above, (y) costs resulting from any default by Tenant of its obligations under the Lease or (z) costs that are recoverable by Tenant from a third party (e.g., insurers, warrantors, or tortfeasors).

5.2.                            Without limiting Landlord’s obligation in connection with the Allowance, Tenant shall be fully responsible for and shall pay to the applicable contractors, subcontractors and material suppliers the full cost of the design and construction of the Tenant Improvements as such cost becomes due, including any such cost that exceeds the Allowance (such excess, the “Excess TI Costs”).  All material and equipment furnished by Tenant or its contractors as the Tenant Improvements shall be new or “like new;” the Tenant Improvements shall be performed in a first-class, workmanlike manner; and the quality of the Tenant Improvements shall be of a nature and character not less than the Building Standard.  Tenant shall take, and shall require its contractors to take, commercially reasonable steps to protect the Premises during the performance of any Tenant Improvements, including covering or temporarily removing any window coverings so as to guard against dust, debris or damage.

5.3.                            Landlord shall contribute the Allowance toward the costs and expenses incurred in connection with the performance of the Tenant Improvements, in accordance with this Article.  If the entire Allowance is not applied toward or reserved for the costs of the Tenant Improvements, then Tenant shall not be entitled to a credit of such unused portion of the Allowance.  Tenant may apply the Allowance for the payment of construction and other costs in accordance with the terms and provisions of this Article.

5.4.                            Notwithstanding anything to the contrary set forth elsewhere in this Amendment or the Lease, Landlord shall not have any obligation to expend any portion of the Allowance until Landlord and Tenant shall have approved in writing the budget for the Tenant Improvements (the “Approved Budget”).  Prior to Landlord’s approval of the Approved Budget, Tenant shall pay all of the costs and expenses incurred in connection with the Tenant Improvements as they become due.  Landlord shall not be obligated to reimburse Tenant for costs or expenses relating to the Tenant Improvements that exceed the amount of the Allowance.  Landlord shall not unreasonably withhold, condition or delay its approval of any budget for Tenant Improvements that is proposed by Tenant.

5.5.                            Any request by Tenant for payment of the Allowance shall be accompanied by (a) a statement (a “Fund Request”) setting forth the total amount of the Allowance requested, (b) a summary of the Tenant Improvements performed using AIA standard form Application for Payment (G 702) executed by the general contractor and by the architect, (c) invoices from the general contractor and any subcontractors, material suppliers and other parties furnishing labor or materials for the Tenant Improvements requesting payment with respect to the amount of the Allowance then being requested, (d) unconditional lien releases from the general contractor and each subcontractor and material supplier with respect to previous payments made by either

Landlord or Tenant for the Tenant Improvements in a form acceptable to Landlord and complying with Applicable Laws, (e) conditional lien releases from the general contractor and each subcontractor and material supplier with respect to the Tenant Improvements performed that correspond to the Fund Request each in a form acceptable to Landlord and complying with Applicable Laws and (f) any other information or documentation reasonably requested by Landlord.  Within thirty (30) days following receipt by Landlord of a Fund Request and the accompanying materials required by this Section, Landlord shall pay to Tenant the amount set forth in the Fund Request.  Tenant shall have until the date that is twelve (12) months following the Execution Date to submit a Fund Request (along with all accompanying materials required by this Section) for the unused portion of the Allowance, after which date Landlord’s obligation to fund such costs shall expire.  In no event shall any unused Allowance entitle Tenant to a credit against Rent payable under the Lease.

5.6.                            In addition to the other requirements of this Article, Tenant shall, no later than the fifth (5th) business day of each month until the Tenant Improvements are complete, provide Landlord with an estimate of (a) the percentage of design and other soft cost work that has been completed, (b) design and other soft costs spent through the end of the previous month, both from commencement of the Tenant Improvements and solely for the previous month, (c) the percentage of construction and other hard cost work that has been completed, (d) construction and other hard costs spent through the end of the previous month, both from commencement of the Tenant Improvements and solely for the previous month, and (e) the date of substantial completion of the Tenant Improvements.

5.7.                            Tenant assumes sole responsibility and liability for any and all injuries or the death of any persons, including Tenant’s contractors and subcontractors and their respective employees, agents and invitees, and for any and all damages to property caused by, resulting from or arising out of any act or omission on the part of Tenant, Tenant’s contractors or subcontractors, or their respective employees, agents and invitees in the prosecution of the Tenant Improvements.  Tenant agrees to indemnify, defend (at the option of and with counsel reasonably acceptable to the indemnified party(ies)), save, reimburse and hold harmless the Landlord Indemnitees from and against all Claims due to, because of or arising out of any and all such injuries, death or damage, whether real or alleged, and Tenant and Tenant’s contractors and subcontractors shall assume and defend at their sole cost and expense all such Claims; provided, however, that nothing contained in this Section shall be deemed to indemnify any Landlord Indemnitee from or against liability caused by the negligence or willful misconduct of Landlord or any Landlord Party.  Any deficiency in design or construction of the Tenant Improvements shall be solely the responsibility of Tenant, notwithstanding the fact that Landlord may have approved of the same in writing.

6.                                      Condition of Premises.  Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Premises and, notwithstanding anything contained in the Lease to the contrary, agrees to take the same in its condition “as is” as of the first day of the Second Extension Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s continued occupancy for the Second Extension Term or to pay for any improvements to the Premises, except as may be expressly provided in this Amendment.

7.                                      Deletion of Option to Extend Term.  Tenant acknowledges that it has not exercised its Option under Article 6 of the First Amendment.  In addition, Article 6 of the First Amendment is hereby deleted in its entirety and shall be of no further force or effect.

8.                                      Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Colliers Parrish International, Inc. (“Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, other than Broker, employed or engaged by it or claiming to have been employed or engaged by it.  Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Broker pursuant to a separate agreement between Landlord and Broker.

9.                                      No Default.  Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

10.                               Notices.  Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

SST, Inc.

7979 Gateway Boulevard, Suite 210

Newark, California, 94560

Attn: Sonya Strickler.

11.                               Effect of Amendment.  Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

12.                               Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

13.                               Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

14.                               Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment on behalf of Tenant have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.  Landlord guarantees, warrants and represents that the individual or individuals signing this Amendment on behalf of Landlord have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

15.                               Counterparts; Facsimile and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-PACIFIC RESEARCH CENTER LP,
a Delaware limited partnership

By:	/s/ Marie Lewis
Name:	Marie Lewis
Title:	Vice President, Legal

TENANT:

SHOTSPOTTER, INC.,
a Delaware corporation, d/b/a SST, INC.

By:	/s/ Sonya Strickler
Name:	Sonya Strickler
Title:	VP Finance & Controller